Exhibit 10.31

Number: YH-0001

EMPLOYMENT CONTRACT

Party A: China Yuan Hong Fire Control Group Holding Ltd.

Party B: Zhuge Zhuang

Date: 2010 Year 04 Month 27 Day

Party A

China Yuan Hong Fire Control Group Holding Ltd.

Legal Representative: Zhuge Zhuang

Registration Location: Baisha Meilin Industrial Area, Nan’an City, Fujian Province 362300 People’s Republic of China

Party B

Name: Zhuge Zhuang

Gender: Male

Identity Card Number: 35050019540215007X

Date of Birth: 1954 Year 02 Month 15 Day

Work start time in Party A: 2010 Year 04 Month 27 Day

Home Location: Baisha Meilin Industrial Area, Nan’an City, Fujian Province

Zip Code: 362300

Domicile: Fujian Province Nan’an City Meilin County

In accordance with the Labor Law of the People’s Republic of China and relevant labor regulations, Party A and Party B agree, through consultations and on the basis of equality and free will, to conclude this contract for both parties to abide by the principle of cordiality and credit.

I. Contract Period and Probation Period

Section 1.	Both parties agree that the below listed item 1 will apply to this contract.

(1)	Fixed term: from 2010 Year 04 Month 27 Day to 2015 Year 04 Month 26 Day, subject to an extension of 5 years.

(2)	Non-fixed term: from ____ Year __ Month __ Day to the point where any condition to terminate this contract is met.

(3)	Quota-based term: from ____ Year __ Month __ Day to the fulfillment of the specific quota for _______________________.

Section 2.	Both parties agree that the below listed item 1 will apply to the probation period for this contract.

(1)	No probation period.

(2)	The probation period runs for ___ month(s), starting from ___Year__ Month___ Day to __Year __ Month __ Day.

(3)	Party B shall report to work before __ Year __ Month __ Day.

II. Job Description and Working Location

Section 3.	Party B should serve as Chief Executive Officer (type of work) according to Party A’s needs. Party A shall specify Party B’s job description according to the production and management needs and the performance of Party B.

Section 4.	Party B shall complete the stipulated work on time and shall observe rules and regulations Party A may legally formulate from time to time.

Section 5.	Parties B agrees with the arranged job location at Baisha Meilin Industrial Area, Nan’an City, Fujian Province. Party A may adjust Party B’s job location according to the actual production needs upon mutual agreement between the two Parties through consultations.

Section 6.	Party B shall meet the standards stated in the Job Description and Work Manual.

III. Working Hours, Rest and Vocation

Section 7.	Party B works according to system 1 as listed below.

(1)	The two parties agree on the standard work hour system. Party B works 8 hours per day.

(2)	With the approval of labor administrative department, the two parties agree on the comprehensive work hour calculation system with ____ as a period unit.

(3)	With the approval of labor administrative department, the two parties agree on flexible work hour system

Section 8.	Party A shall pay Party B overtime wages or arrange corresponding rest hours in accordance with the law.

Section 9.	Party B has the right to enjoy legal holidays, marriages leaves, funeral leaves and maternity leaves.

IV. Labor Protection and Working Condition

Section 10.	Party A must provide Party B with necessary safety and health conditions and necessary labor protection facilities. Party A must establish a systematic working process, set for work standards and safety operation rules.

Section 11.	Party A shall fulfill the duty to provide training on professional ethics, business technology, labor safety, labor discipline and Party B’s rules and regulations to prevent labor-related accidents and to reduce occupational hazard.

Section 12.	Party B has the right to reject Party A’s requests which are in conflict with safety rules. Party B is entitled to request corrective actions and to report to relevant government authorities.

Section 13.	Party A shall enforce special labor protection for female and juvenile workers according to Female Worker Labor Protection Regulations, Regulations of Female Workers’ Forbidden Workplace and Juvenile Workers Labor Protection Regulations.

V. Compensation

Section 14.	Party A shall pay Party B’s wage from the past month on the 26th day every month in cash. Party B’s wage consists of basic (fixed) salary and performance-based salary. The basic salary is 6,000 RMB. The performance-based wage shall depend on the performance assessment of Party B. The monthly wage shall not be less than the local minimum wage standard. Party B’s wage during the probation period shall follow corresponding wage system regulations of Party A.

Section 15.	Should the workload be insufficient for Party B and result in the status of wait-work, Party A shall pay Party B living expenses according to local minimum wage standard.

Section 16.	Party A shall pay Party B overtime wages and corresponding rest hours in accordance with Section 44 of the Labor Law.

Section 17.	Where production downtime is caused by Party B, Party A is entitled not to pay Party B during the downtime period and to get corresponding compensation according to relevant regulations.

Section 18.	Party A shall pay Party B during state-mandated medical leave wages due to disease and non-work-related injury. Such medical leave wage Party A pays to Party B shall not be lower than the local minimum wage standard.

Section 19.	The wage Party A pays to Party B during maternity leave, family-planning leave and other leaves shall not be lower than local minimum wage standard.

VI. Society Security and Welfare

Section 20.	Party A and Party B should participate in social security plans according to applicable state, provincial and municipal regulations. The portion for relevant social security plans due to be paid by Party B shall be deducted and paid from salaries due from Party A to Party B.

Section 21.

Should Party B fall ill or be injured due to circumstances other than work during the contract period, Party B shall be treated and entitled to sick leaves according to relevant state, provincial and municipal regulations. Party A shall pay Party B sick leave wages according to applicable regulations.

Section 22.	Should Party B contract occupational disease or get injured due to work, Party B shall be treated according to applicable state, provincial and municipal regulations.

Section 23.	The welfare of Party B shall follow applicable law and regulations of the state and bylaws of Party A.

VII. Labor Discipline and Rules

Section 24.	Party A shall institute rules and regulations and labor discipline pursuant to the law. Party A is entitled to react correspondingly in the event of Party B’s violation, including termination of this contract.

Section 25.	Party B shall obey relevant labor discipline, obey the leadership and command of Party A’s management, follow working instructions and production procedures, protect the property of Party A, and attend training sessions by Part A for self-improvement.

Section 26.	Party B shall keep the business secret and other confidential information relevant to Party A’s intellectual property.

Section 27.	According to Party B’s performance or behavior, Party A is entitled to award and admonish Party B according to state law, regulations and the bylaws that Party A sets forth.

VIII Change, Cancellation, Termination and Renewal of Contract

Section 28.	Should one of below instances occur, both Party A and Party B shall change this contract and follow the change procedures of the Contract in a timely fashion:

(1)	Mutual agreement is reached through consultation between Party A and Party B;

(2)	The circumstances under which this contract was enter into changes and results in inability to perform the terms of this contract; and

(3)	The laws, statutes and policies on which this contract was entered into have changed.

Section 29.

Should Party A or Party B requires change to this contract, a written notice shall be delivered and the other party shall respond in writing within 15 days (inclusive of the 15th day). No response means disagreement to changing this contract. Any change to this contract shall be in writing.

Section 30.	Should Party B violate any of the conditions below, Party A is entitled to cancel this contract without paying Party B any economic compensation:

(1)	Party B is proven to be incapable of meeting the employment requirements;

(2)	Party B violates the Labor Law or rules and regulations of Party A;

(3)	Serious dereliction of duty or malpractice of Party B that result in great losses to Party A;

(4)	Actual labor relationship with other company that results in serious undue influence and Party B’s refusal to correct when required;

(5)	Fraud, coercion or exploitation of Party A in order to get this contract; and

(6)	Criminal responsibility according to law.

Section 31.	Under any of the conditions set forth below, Party A shall notify Party B in written form 30 days in advance or pay Party B one extra month of wage for cancellation of this contract, and make economic compensation to Party B for terminating this contract:

(1)	Party B’s disease or injury not due to work and inability to resume job after =medical leave, provided also that Party B is unable to shift to other positions;

(2)	Party B is not capable of performing the job, even after training and position shift; and

(3)	The presumed circumstances the contract relies on have changed which resulted in inability to perform this contract, and mutual agreement could not be reached after consultation between Party A and Party B.

Section 32.

If Party A is in conservatorship on the verge of bankruptcy or encounters economy downturn that resulted in operational difficulty and pending layoffs, Party A shall notify the Worker’s Union or the staff 30 days in advance. Only after consultation with the Worker’s Union or employees can Party

A report the layoff plan to labor administrative agency, proceed to terminate this contract and make economic compensations to Party B.

Section 33.	Under any of the conditions set forth below, Party A shall not terminate this contract according to Sections 30 and 31 (unless otherwise stipulated in law):

(1)	Failure to pass the health examination before leaving their original position with exposure to occupational hazards;

(2)	Workers with occupational disease or injured due to work and result in partial or full inability to work further;

(3)	Disease or injury not due to work, but in prescribed medical leave period;

(4)	Women employees during pregnancy, childbirth and lactation;

(5)	Party B having worked for Party A continuously for fifteen years or more, with less than five years away from legal retirement age; and

(6)	Other conditions stated by laws and regulations.

Section 34.	Party B may terminate this contract after notifying Party A 30 days in advance in written form. In the probation period, Party B may terminate this contract after notifying Party A 3 days in advance. Party A shall follow relevant procedures unless economic losses are caused by Party B and pending resolution.

Section 35.	Under any of the conditions set forth below, Party B may terminate this contract and is entitled to receive economic compensation for the termination:

(1)	Party A would not provide labor protection or provide sufficient labor environment as stated in this contract;

(2)	Party A would not pay in full for the labor salary;

(3)	Party A would not pay social security according to law;

(4)	Party A harms the interest of Party B in violation of the law and regulations;

(5)	Invalid contract as stated in Clause 1, Section 26 of the Labor Contract Law; and

(6)	Other conditions regulated by law and regulations that permit the termination of this contract.

Section 36.	Should Party A force Party B to work by means of violence, threat or restriction of human freedom, illegally command against regulations, or forces dangerous task that put Party B in danger, Party B is entitled to terminate this contract without notifying Party A in advance.

Section 37.	This contract may be terminated with agreement between Party A and Party B through consultations.

Section 38.	Under any of below conditions, this contract shall be terminated with corresponding documents:

(1)	Expiration of this contract;

(2)	Party B is enjoying Basic Pension Insurance;

(3)	Death, declaration by court of being dead or missing;

(4)	Party A is declared bankruptcy;

(5)	Party A’s Business license is revoked, ordered to close down or decision revoked, or early dissolution by Party A; and

(6)	Other conditions stated by laws and regulations.

Where Party A terminates the fixed date contract according to Clause 1 in this Section, Party A should pay economic compensation to Party B for the termination with the exception that Party A make additional agreements for renewal this contract but refused by Party B;

Where Party A terminates this contract according to Clauses 4 or 5 of this Section, Party A should pay economic compensation to Party B.

Section 39.	This contract shall be valid upon its expiration until the performance of all duties and responsibilities under this contract; provided, however, that if Party B is partially or fully incapacitated as is stated under Clause 2, relevant national regulations on injury due to work shall be observed.

Section 40.	The economic compensation shall be calculated according to the number of years Party B served at

Party A, at the scale of one month’s wage for every one year. Any period more than six months but less than one year shall be counted as one year; any period less than six months shall be counted as a half year.

Should the monthly salary of Party B be 3 times higher than the average monthly wages in the previous year in the region where Part A is located, Part A should pay the economic compensation no more than 3 times higher than the average monthly wages in the previous year, and the period to pay the economic compensation should not exceed 12 years.

The term “salary” in this article means the average monthly wage of Party B during the previous 12 months before the termination or expiration of this contract.

Section 41.	Where Party A wishes to renew this contract, the notice of the labor contract renewal shall be given to Party B 30 days before the expiration date of the contract. Where both parties agree to renew this contract, new contract shall be signed 30 days before the expiration date of the current contract. The renewed contract shall become effective as of the following day of the expiration date of the previous contract.

Section 42.	Party A shall timely renew the labor contract with Party B where this contract has expired but the labor relationship between the two sides still exists.

Section 43.	Party A shall issue the certificate when this contract is terminated or expired and go through the records and social security relationship transfer within 15 days. Party B shall follow the job transfer procedures (including paper works, belongings, certificates, e-documents, arrearage, fine, wage settlement, etc) within 10 days. In case where Party B fails to perform the job transfer or the job transfer is not complete, Party A shall possess the right to refuse to go through the records and social security relationship transfer, also the right not to pay the economic compensation.

IX. Invalidation and Annulment of Contract

Section 44.	Party A shall possess the right to know the basic information directly relevant with this contract with Party B before Party B signs this contract, including but not limited to: ID, qualifications, curriculum vitae, certificate of qualification and the proof that previous labor relationship has been terminated or discharged. Party B should make true statements and commit the authenticity in written form. Party A can announce that this contract is invalid from the beginning and ask Party B for compensation in the cases set forth below: omission, concealment or fabrication on the basic situation of Party B in order to execute this contract. This is considered fraud and could lead to a serious misunderstanding of Party A, which can be verified by Party A investigation or information provided by the previous company.

Section 45.	In case Party B fails to follow Section 2(3) to present on the set date, this contract would expire automatically unless it is confirmed and permitted by Party A. Party B should pay full compensation to Party A in the event of any losses.

X. Rescission, Termination and Violation of Contract

Section 46.	Should any of following instances occur, Party A shall pay compensation;

(1)	Labor rules and regulations made by Party A violate the law and cause damages to Party B;

(2)	Invalid contract established for Party A’s reason causes damages to Party B;

(3)	Where Party A cancels or terminates contract against the law or regulation or Party A deliberately delay the contract which causes damage to Party B, Party A shall pay double economic compensation to Party B in accordance with the provisions under Section 40 of this contract; and

(4)	Other instances regulated by law.

Section 47.	Where Party B cancels this contract or violates the items in this contract against the labor law, regulation or rules of Party A and causes damage to Party A, Party B should take the responsibility for compensation according to law.

(1)	Where Party B breaches this contract, the compensation to Party A should be in accordance with the Training Agreement;

(2)	Direct economy loss on production, operating and work;

(3)	Where Party B cancels this contract in violation or Party B breaches any provision of this contract with respect to confidentiality that resulted in Party A suffering economic losses, Party B shall compensate Party A for the corresponding economic losses; with respect to confidentiality items that are mutually agreed, both parties should follow the Non-Disclosure Agreement and corresponding rules and regulations of Party A;

(4)	Where Party B cancels this contract after the probation period without noticing Party A 30 days prior, or Party B cancels this contract during probation period without noticing Party A 3 days prior, or Party B voluntarily resigns, Party B shall pay compensation to Party A following Party B’s daily salary for each delayed day;

(5)	Where this contract is found to be invalid attributable to Party B’s remiss that resulted in Party A suffering losses; and

(6)	Other instances regulated by law.

Section 48.	Where Party B violates Section 43 of this contract and results in Party A suffering losses, Party B should not only pay compensation according to the agreement in Section 43 but also pay a certain percentage of the wages that Party A paid to Party B (Party A shall decide the rate accordingly).

Section 49.	Where Party B violates Section 44 of this contract, Party B should pay compensation according to the recruiting fund listed in Section 46(1) and (2).

Section 50.	If Party B falls into arrears to Party A, causes losses to Party A, or Party B should pay compensation to Party A according to items listed in this contract or required by law, Party A can deduct from Party B’s wages, bonus and allowances, subsidies, among others (including other means), which should not violate any law and regulation, Party shall still be entitled to recovery for the remaining part of losses if the compensation is insufficient.

XI. Labor Dispute and Disposition

Section 51.	Should any dispute occur during the performance of the contract between Party A and Party B, negotiation and consultation is preferred. In case of unsuccessful negotiation, the contending party may refer to mediation by the mediation committee of the company. If the mediation fails or if neither party wants mediation, they may apply to the local labor dispute arbitration committee for arbitration. If either party refuses to accept the decision of arbitration, they may litigate in front of the People’s Court where Party A is located.

XII. Miscellaneous

Section 52.	Other instances not mentioned in this contract could be negotiated by consensus of Party A and Party B, provided it does violate national labor law.

Section 53.	Should the actual job location/unit of Party B not conform with that set for documentation, (Party is considered to be assigned to other job), Party B shall also comply with the regulations and decisions of the actual job location/unit where the labor relationship lies. In case of conflict, the former should prevail.

Section 54.	During the contract period, the patents, copyright and other intellectual property rights should be considered as Party A’s property, if such property arises from Party B’s execution of the tasks making use of the material and technical support provided by Party A. Party B should not be entitled for business development.

Section 55.	Party B shall not engage with other party in the same or similar business conflict or competition within the duration of this contract.

Section 56.

Party B shall keep the intelligence and information obtained during and after the employment with Party A, shall not divulge or disclose any confidential information relating to Party A and its subsidiaries to any third party (including other employees of Party A who does not need this information). Party B’s breach of the confidentiality obligations shall be regarded as serious violation and there should be sufficient reason for dismissal. Party B’s obligation of maintaining confidentiality shall be effective after this contract is terminated or expired. Both parties shall sign the separate Non-Disclosure Agreement to declare their respective rights and duties.

Section 57.	The Training Agreement, Non-Disclosure Agreement, Prohibition on Business Strife Agreement and other supplementary agreements that are separately signed shall be considered as part of this contract.

Section 58.	The regulations and rules released internally by Party A shall be binding on both sides unless they are against national law and regulation or provisions of this contract, and should be taken as integral parts of this contract.

Section 59.	Any conditions not listed in this contract and not settled in accordance with the labor laws should be disposed of pursuant to current labor laws and regulations.

Section 60.	This contract has two counterparts for both Party A and Party B. This contract shall become effective upon signature by Party A and Party B.

Party A (seal):	Party B (seal):

/s/ China Yuan Hong Fire Control Group Holding Ltd.	/s/ Zhuge Zhuang
Legal representative or trusted agent (signature and seal)

Date: ____ Year __ Month__ Day